                                                                   Exhibit 25(a)

                               POWER OF ATTORNEY

                       Directors and Certain Officers of
                                    TRW Inc.


         THE UNDERSIGNED Directors and Officers of TRW Inc. hereby appoint
M. A. Coyle, C. T. Harvie, W. S. Page, III and J. L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Act"), an annual report on Form 10-K for the year ended December 31, 1994 relating to TRW Inc., such other periodic reports as may be required pursuant to the Act, amendments and exhibits to any of the foregoing and any and all other documents to be filed with the Securities and Exchange Commission or elsewhere pertaining to such reports, with full power and authority to take such other action which in the judgment of such person may be necessary or appropriate to effect the filing of such documents.

         EXECUTED the dates set forth below.



/s/ J. T. Gorman              /s/ P. S. Hellman                         /s/ R. D. Sugar
------------------------      ---------------------------               ------------------------------
J. T. Gorman,                   P. S. Hellman,                          R. D. Sugar,
Chairman of the Board,          President,                              Executive Vice President and
Chief Executive Officer         Chief Operating Officer                 Chief Financial Officer
and Director                    and Director                            February 8, 1995
February 8, 1995                February 8, 1995


/s/ C. G. Miller              /s/ M. H. Armacost                        /s/ C. T. Duncan
--------------------------    -----------------------------             -------------------------------
C. G. Miller, Vice President    M. H. Armacost, Director                C. T. Duncan, Director
and Controller                  February 8, 1995                        February 8, 1995
February 8, 1995


/s/ M. Feldstein              /s/ C. H. Hahn                            /s/ G. H. Heilmeier
----------------------        ------------------------------            --------------------
M. Feldstein, Director          C. H. Hahn, Director                    G. H. Heilmeier, Director
February 8, 1995                February 8, 1995                        February 8, 1995


/s/ K. N. Horn                /s/ E. B. Jones                           /s/ W. S. Kiser
--------------------          ------------------------                  ---------------------------
K. N. Horn, Director            E. B. Jones, Director                   W. S. Kiser, Director
February 8, 1995                February 8, 1995                        February 8, 1995


/s/ J. T. Lynn                /s/ R. W. Pogue                           /s/ R. M. Gates
---------------------         ------------------------                  ---------------------------
J. T. Lynn, Director            R. W. Pogue, Director                   R. M. Gates, Director
February 8, 1995                February 8, 1995                        February 8, 1995